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                                                                     EXHIBIT 4.1



        SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 25, 2000, among NeoTherapeutics Inc., a Delaware corporation (the "Company"), and the investors signatory hereto on the date hereof (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company an aggregate of 520,324 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), at a purchase price of $15.375 per Share, and warrants to acquire during the five years following their date of issue an aggregate of 104,000 additional Shares at an exercise price of $21.00 per Share (the "Warrants").

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

        1.1    The Closing.

               (a)    The Closing.

                      (i) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                      (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) a stock certificate representing the number of Shares indicated below such Purchaser's name on the signature page of this Agreement, (2) Warrants, in the form of Exhibit A, to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page to this Agreement, and (3) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement"); and (B) each Purchaser shall deliver to the Company (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated for such purpose prior to the Closing Date in writing by the Company, and (2) an executed Registration Rights Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

        2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:


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               (a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Warrants and the Registration Rights Agreement (the "Transaction Documents") and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter or organizational documents.

               (b) Issuance of the Securities. The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are duly authorized, have been duly reserved for issuance to the Purchasers and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind.

               (c) Restatement of the Company's Representation and Warranties contained in Article II of the November Agreement. Except as set forth herein, the representations and warranties of the Company contained in the Securities Purchase Agreement dated as of November 19, 1999 among the Company and the Purchasers (the "November Agreement")) are true and correct as of the Closing Date as though first made on and as of the Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date). For all purposes of the November Agreement, the term "Transaction Documents" (as defined herein) shall replace the term "Transaction Documents" (as defined therein) and the term "Securities" shall refer to the Shares, the Warrants and the shares of Common Stock issuable upon exercise thereof.

               (d) (i) Restatement of the Purchasers' Representation and Warranties contained in Article II of the November Agreement. The representations and warranties of each Purchaser contained in the November Agreement are true and correct as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date).


                      (ii) Investment Intent. The Purchasers are acquiring the Securities as principal for their own account for investment purposes only and not with a view to or for distributing or reselling the Securities or any part thereof, and that the Purchasers have no present intention of selling or granting any participation in, or otherwise distributing the same. The Purchasers are not party to any agreement or arrangement with any person to distribute any of the Securities.

                      (iii) Each Purchasers hereby represents that it is a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act of 1933.

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                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

        3.1 Restatement of the Parties' Agreements contained in Article III of the November Agreement. Other than Sections 3.2, 3.5 and 3.6(b) of the November Agreement, the agreements of the Company and each Purchaser contained in the November Agreement are reiterated as of the Closing Date, mutatis mutandis.

                                   ARTICLE IV
                                  MISCELLANEOUS

        4.1 Fees and Expenses. At the Closing the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $5,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amounts contemplated in the immediately preceding sentence, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

        4.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if sent other than by the methods set forth in (i)-(iii) of this Section, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:


        If to the Company:   NeoTherapeutics, Inc.
                             157 Technology Drive
                             Irvine, CA 92618
                             Facsimile No.: (949) 788-6706
                             Attn:  Chief Financial Officer

        If to a Purchaser:   To the address set forth under such
                             Purchaser's name on the signature pages hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        4.3 Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of the Transaction

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Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        4.4 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing, the delivery and exercise of the Warrants.

        4.5 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

        4.6 Incorporation of November Agreement Sections. Sections of the November Agreement relating to severability, entire agreement, assignment, amendment, waiver, headings, counterparts and specific performance are hereby incorporated in their entirety in this Agreement as if fully set forth herein and shall be binding upon this Agreement and the transactions contemplated herein.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

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               IN WITNESS WHEREOF, the parties hereto have caused this
Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                             NEOTHERAPEUTICS, INC.


                             By:
                                ---------------------------------------------
                                  Name:
                                  Title:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]


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                        MONTROSE INVESTMENTS LTD.


                        By:
                           -----------------------------------------------
                             Name:
                             Title:

                        Purchase Price:                          $4,000,000

                        Number of Shares Purchased:                 260,162

                        Number of Shares underlying Warrant:         52,000

                        Address for Notice:

                        Montrose Investments Ltd.
                        300 Crescent Court, Suite 700
                        Dallas, TX 75201
                        Facsimile: (214) 758-1221
                        Attn: Will Rose and Kim Rozman

                        With copies to:

                        Robinson Silverman Pearce Aronsohn & Berman LLP
                        1290 Avenue of the Americas
                        New York, NY  10104
                        Facsimile No.:  (212) 541-4630 and (212) 541-1432
                        Attn: Kenneth L. Henderson, Esq. and Eric L. Cohen, Esq.


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                       STRONG RIVER INVESTMENTS, INC.


                       By:
                          ------------------------------------------------------
                             Kenneth L. Henderson
                             Attorney-in-fact

                       Purchase Price:                                $4,000,000

                       Number of Shares Purchased:                       260,162

                       Number of Shares underlying Warrant:               52,000

                       Address for Notice:

                       Strong River Investments, Inc.
                       c/o Gonzalez-Ruiz 7 Aleman (BVI) Limited
                       Wickhams Cay I, Vanterpool Plaza
                       P.O. Box 873
                       Road Town, Tortolla, BVI

                       With copies to:

                       Robinson Silverman Pearce Aronsohn & Berman LLP
                       1290 Avenue of the Americas
                       New York, NY  10104
                       Facsimile No.:  (212) 541-4630 and (212) 541-1432
                       Attn: Kenneth L. Henderson, Esq. and Eric L. Cohen, Esq.


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                          SECURITIES PURCHASE AGREEMENT

                                      Among

                              NEOTHERAPEUTICS INC.

                                       and

                         THE INVESTORS SIGNATORY HERETO



                          Dated as of February 25, 2000

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